UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE

Wednesday, October 22, 2020

CORRECTED VERSION - UFP Industries Reports Best Quarterly Results in the Company’s History
– Third Quarter Net Sales up 28 percent, Diluted EPS up 49 percent, EBITDA up 40 percent –

GRAND RAPIDS, Mich., Oct. 22, 2020 -- In the release titled, "UFP Industries Reports Best Quarterly Results in the Company’s History" issued yesterday, Wednesday, October 21, 2020, the figure "more than $70 million" in the sixth paragraph should be "more than $700 million." The corrected release follows:

UFP Industries, Inc. (Nasdaq: UFPI) today announced record sales of $1.49 billion and net earnings attributable to controlling interest of $77.2 million for the third quarter ended September 26, 2020. The company also reported record EPS of $1.25 per diluted share, a 49 percent increase over the same period of 2019. These are the best quarterly sales and earnings results in the company’s 65-year history.

“One of the many lessons I will take from 2020 is that UFP Industries has the business diversification, processes, and experienced team members to face serious challenges and continue to serve customers while delivering strong results for our stakeholders,” said CEO Matthew J. Missad. “So far this year, we faced a pandemic, shut-down orders that disrupted economic activity, a record increase in lumber pricing, supply constraints, wildfires, hurricanes and rail shortages. Despite that, our teams worked diligently to address shifting customer demands, managed inventory wisely, and delivered record results. When it comes to what we can achieve, they set the bar even higher. I want to thank each of our over 13,000 team members for their fantastic efforts. I’d like to also acknowledge an extraordinary American business leader, UFP’s former president, CEO and chairman, my early and lifelong mentor, Ambassador Peter Secchia, who died today. Peter, the architect of UFP’s remarkable early growth, would have been extremely gratified to see his legacy acknowledged and celebrated today with the reporting of the best quarter in the company’s history.”

UFP Industries’ third quarter unit sales grew 8 percent over the same period of 2019, almost entirely from organic sales increases. Unit sales to Retail customers grew 34 percent organically over this period, led by the company’s ProWood, Dimensions, Outdoor Essentials, and Deckorators product lines.

UFP Industries, Inc.

“At the beginning of the pandemic, no one in the industry predicted the growth we’d see in our Retail segment,” Missad said. “Although UFP Retail Solutions has benefited from higher lumber prices and the spike in consumer demand during the past several months, it was well-positioned for improvement even before the pandemic began. In addition to the extraordinary efforts of our team members, I credit our investments in new products and in our new management structure, which allows us to focus better on our customers’ needs, each market we serve, and launch new products and execute initiatives with greater speed.” New product sales grew 41 percent in the third quarter over the same period of last year.

Keeping with the new product focus, UFP Industries recently completed the acquisition of Fire Retardant Chemical Technologies, LLC (FRCT), the leading R&D company specializing in wood treating technologies such as fire retardants. The addition of FRCT will allow UFP to develop new technologies and value-added wood products for the company’s ProWood pressure-treated line, as well as for other customers.

UFP Industries continues to maintain a strong pipeline of acquisition targets and a disciplined approach to capital allocation. The company’s long-term credit facilities and cash currently provide more than $700 million in available liquidity. Additionally, today the company’s board approved a quarterly dividend payment of 12.5 cents per share, bringing the annual total for 2020 to 50 cents per share, a 25 percent increase over the dividends paid in 2019. The dividend is payable on December 15, 2020, to shareholders of record on December 1, 2020.

“This year has been a difficult year for many, and we hope that those who have lost businesses or livelihoods due to the lockdowns will soon be able to start their recovery. UFP has been very fortunate, and even with market headwinds and COVID-19 restrictions, our record performance has validated the confidence we have in our organization’s ability to execute. Our operations will take the lessons we’ve learned and turn them into improvement opportunities for even higher levels of performance. We know that when challenged, UFP employees answer the call and do great things.”

Third Quarter 2020 Highlights (comparisons on a year-over-year basis):

-	Net sales of $1.49 billion, up 28 percent due to a 20 percent increase in pricing and an 8 percent increase in units sold
-	Gross profits increased 29 percent to over $241 million for the quarter as our profit per unit sold increased substantially
-	Earnings from operations of $106.6 million were up 51 percent, and net earnings attributable to controlling interest of $77.2 million were up 49 percent
-	EBITDA of $125.7 million increased 40 percent

By business segment, the company reported the following third-quarter results:

UFP Retail Solutions

●	$700.5 million in net sales, up 76 percent over the third quarter of 2019. Unit sales increased 34 percent, with higher selling prices increasing sales by 42 percent. The following business units drove unit sales growth: Dimensions Home and Décor (unit sales up 57 percent); Deckorators (up 50 percent); ProWood (up 30 percent); and Outdoor Essentials Fence, Lawn and Garden (up 28 percent). Unit sales in the segment’s E-Commerce unit, which include sales through large online retailers, grew 94 percent.

UFP Industries, Inc.

UFP Industrial

●	$282.1 million in net sales, up 4 percent from the third quarter of 2019. Unit sales decreased 2 percent, while higher selling prices increased sales by 6 percent. Industrial unit sales showed steady improvement as the third quarter progressed, with year-over-year sales improving from 5 percent lower in July to 1 percent higher in September. The company has been focusing on providing more value-added products to customers in this segment.

UFP Construction

●	$447.1 million in net sales, up 0.4 percent from the third quarter of 2019, due to a 9 percent decrease in unit sales and a 9 percent increase in selling prices. Unit sales changes by business unit for the quarter are as follows: Factory Built (up 7 percent); Concrete Forming (down 2 percent), Site Built (down 8 percent), Commercial (down 37 percent). Unit sales for Site Built showed continued improvement during the third quarter as business conditions improved. The Commercial business unit has been the most adversely impacted by the pandemic due to the slowdown in retail and other commercial construction and remodeling activity.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, October 22, 2020. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547 and internationally at 213-660-0879. Use conference pass code 7497854. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available from October 22, 2020, at 11:30 p.m. through October 24, 2020, 11:30 p.m. at 855-859-2056 or 404-537-3406.

UFP Industries, Inc. (formerly Universal Forest Products, Inc.)

UFP Industries is a holding company whose subsidiaries supply wood, wood composite and other products to three markets: retail, construction and industrial. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2020/2019

		Quarter Period				Year to Date
(In thousands, except per share data)		2020		2019		2020		2019
NET SALES		$1,486,227	100.0%	$1,163,026	100.0%	$3,760,290	100.0%	$3,417,969	100.0%

COST OF GOODS SOLD		1,245,153	83.8	975,756	83.9	3,147,049	83.7	2,889,706	84.5

GROSS PROFIT		241,074	16.2	187,270	16.1	613,241	16.3	528,263	15.5

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES		134,649	9.1	115,958	10.0	357,770	9.5	334,165	9.8
OTHER	`	(176)	—	845	0.1	(2,120)	(0.1)	948	—

EARNINGS FROM OPERATIONS		106,601	7.2	70,467	6.1	257,591	6.9	193,150	5.7

OTHER EXPENSE, NET		921	0.1	1,490	0.1	4,668	0.1	4,082	0.1

EARNINGS BEFORE INCOME TAXES		105,680	7.1	68,977	5.9	252,923	6.7	189,068	5.5

INCOME TAXES		26,819	1.8	16,396	1.4	63,798	1.7	45,340	1.3

NET EARNINGS		78,861	5.3	52,581	4.5	189,125	5.0	143,728	4.2

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST		(1,657)	(0.1)	(722)	(0.1)	(5,299)	(0.1)	(1,814)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST		$77,204	5.2	$51,859	4.5	$183,826	4.9	$141,914	4.2

EARNINGS PER SHARE - BASIC		$1.25		$0.84		$2.98		$2.30

EARNINGS PER SHARE - DILUTED		$1.25		$0.84		$2.98		$2.30

COMPREHENSIVE INCOME		80,548		51,381		185,095		144,372

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST		(1,922)		(358)		(3,354)		(1,835)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST		$78,626		$51,023		$181,741		$142,537

UFP Industries, Inc.

SUPPLEMENTAL SALES AND SG&A DATA
(In thousands)	Quarter Period				Year to Date
Segment Classification	2020		2019	%	2020		2019	%
Retail	$700,522		$397,140	76.4%	$1,661,873		$1,212,330	37.1%
Industrial	282,124		271,667	3.8%	763,046		837,671	-8.9%
Construction	447,103		445,505	0.4%	1,187,429		1,225,467	-3.1%
All Other	56,478		48,714	15.9%	147,942		142,501	3.8%
Total Net Sales	$1,486,227		$1,163,026	27.8%	$3,760,290		$3,417,969	10.0%

	2020	% of Sales	2019	% of Sales	2020	% of Sales	2019	% of Sales
SG&A, Excluding Bonus Expense	$92,342	6.2%	$93,344	8.0%	$273,574	7.3%	$280,898	8.2%
Bonus Expense	42,307	2.8%	22,614	1.9%	84,196	2.2%	53,267	1.6%
Total SG&A	$134,649	9.1%	$115,958	10.0%	$357,770	9.5%	$334,165	9.8%

SG&A as a Percentage of Gross Profit	55.9%		61.9%		58.3%		63.3%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 2020/2019

(In thousands)
ASSETS	2020	2019	LIABILITIES AND EQUITY	2020	2019

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$346,154	$64,498	Accounts payable	$231,111	$180,767
Restricted cash	724	729	Accrued liabilities	259,733	204,529
Investments	20,530	17,028	Current portion of debt	2,760	152
Accounts receivable	583,079	474,648
Inventories	528,734	479,356
Other current assets	32,888	55,845

TOTAL CURRENT ASSETS	1,512,109	1,092,104	TOTAL CURRENT LIABILITIES	493,604	385,448

OTHER ASSETS	121,025	116,887
INTANGIBLE ASSETS, NET	311,491	286,627	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	311,267	162,853
			OTHER LIABILITIES	131,945	103,221
PROPERTY, PLANT AND EQUIPMENT, NET	405,995	385,007	EQUITY	1,413,804	1,229,103

TOTAL ASSETS	$2,350,620	$1,880,625	TOTAL LIABILITIES AND EQUITY	$2,350,620	$1,880,625

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED

SEPTEMBER 2020/2019

(In thousands)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$189,125	$143,728
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	47,226	44,652
Amortization of intangibles	5,863	4,690
Expense associated with share-based and grant compensation arrangements	3,152	3,105
Deferred income taxes (credit)	110	(367)
Unrealized gain on investment and other	(81)	(1,611)
Net (gain) loss on disposition and impairment of assets	(662)	830
Changes in:
Accounts receivable	(211,238)	(127,841)
Inventories	(39,167)	80,178
Accounts payable and cash overdraft	85,354	14,293
Accrued liabilities and other	105,401	36,423
NET CASH FROM OPERATING ACTIVITIES	185,083	198,080

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(67,024)	(66,338)
Proceeds from sale of property, plant and equipment	2,588	1,180
Acquisitions and purchase of noncontrolling interest, net of cash received	(34,820)	(38,710)
Purchases of investments	(24,266)	(6,475)
Proceeds from sale of investments	22,281	4,159
Other	314	199
NET CASH USED IN INVESTING ACTIVITIES	(100,927)	(105,985)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	6,862	421,464
Repayments under revolving credit facilities	(6,498)	(460,537)
Repayments of debt	(3,087)	(3,099)
Issuance of long-term debt	150,000	—
Proceeds from issuance of common stock	1,042	812
Dividends paid to shareholders	(23,020)	(12,270)
Distributions to noncontrolling interest	(932)	(1,634)
Repurchase of common stock	(29,212)	—
Other	23	41
NET CASH FROM (USED IN) FINANCING ACTIVITIES	95,178	(55,223)

Effect of exchange rate changes on cash	(1,122)	157
NET CHANGE IN CASH AND CASH EQUIVALENTS	178,212	37,029

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	168,666	28,198

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$346,878	$65,227

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$168,336	$27,316
Restricted cash, beginning of period	330	882
All cash and cash equivalents, beginning of period	$168,666	$28,198

Cash and cash equivalents, end of period	$346,154	$64,498
Restricted cash, end of period	724	729
All cash and cash equivalents, end of period	$346,878	$65,227

UFP Industries, Inc.

EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2020/2019

	Quarter Period		Year to Date
(In thousands)	2020	2019	2020	2019
Net earnings	$78,861	$52,581	$189,125	$143,728
Interest expense	2,486	1,900	6,291	6,767
Interest and investment income	(1,011)	(317)	(1,541)	(1,074)
Income taxes	26,819	16,396	63,798	45,340
Expenses associated with share-based compensation arrangements	849	896	3,152	3,105
Net (gain) loss on disposition and impairment of assets	(391)	1,151	(662)	830
Unrealized gain on investments	(554)	(93)	(82)	(1,611)
Depreciation expense	15,896	15,452	47,226	44,652
Amortization of intangibles	2,734	1,744	5,863	4,690
EBITDA	$125,689	$89,710	$313,170	$246,427

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AS A PERCENTAGE OF SALES

CURRENT YEAR’S SALES STATED AT LAST YEAR’S SELLING PRICES (UNAUDITED)

FOR THE THREE MONTHS ENDED - SEPTEMBER 2020/2019

	Quarter Period
	Actual	Sales Adjusted to Last Year's Selling Price	Actual
	2020	2020	2019

NET SALES	100.0%	100.0%	100.0%
COST OF GOODS SOLD	83.8	80.8	83.9
GROSS PROFIT	16.2	19.2	16.1
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9.1	10.7	9.9
OTHER	-	-	0.1
EARNINGS FROM OPERATIONS	7.2	8.5	6.1
OTHER EXPENSE, NET	0.1	0.1	0.1
EARNINGS BEFORE INCOME TAXES	7.1	8.4	5.9
INCOME TAXES	1.8	2.1	1.4
NET EARNINGS	5.3	6.3	4.5
LESS NET EARNINGS ATTRIBUTABLE TO
NONCONTROLLING INTEREST	(0.1)	(0.1)	(0.1)
NET EARNINGS ATTRIBUTABLE TO
CONTROLLING INTEREST	5.2%	6.2%	4.5%

Note: Actual percentages are calculated and may not sum to total due to rounding.

2019 NET SALES	$1,163,026
2020 SELL PRICE INCREASE	20.00%
INCREASE IN 2020 NET SALES DUE TO SELL PRICE INCREASE	$232,605

ACTUAL 2020 NET SALES	1,486,227
LESS SELL PRICE ADJUSTMENT FOR LUMBER COSTS	232,605
ADJUSTED 2020 NET SALES	$1,253,622

ACTUAL 2020 COST OF GOODS SOLD	$1,245,153
LESS ADJUSTMENT FOR LUMBER COSTS	232,605
ADJUSTED 2020 COST OF GOODS SOLD	$1,012,548